Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder
Principal National Life Insurance Company
We have audited the consolidated financial statements of Principal National Life Insurance Company (the Company) as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and have issued our report thereon dated April 8, 2016 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 26(o) of this Registration Statement. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these schedules based on our audits.
In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/Ernst & Young LLP

Des Moines, Iowa
April 8, 2016

Principal National Life Insurance Company
Schedule I - Summary of Investments - Other than Investments in Related Parties
As of December 31, 2015

Amount at Which
Shown in the
Statement of
Type of investment	Cost	Value	Financial Position
(In Thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	10,044.5	10,029.3	10,029.3
States, municipalities and political subdivisions	26,902.5	28,420.0	28,420.0
Non-U.S governments	—	—	—
Corporate	48,993.8	49,013.9	49,013.9
Public utilities	—	—	—
Convertibles and bonds with warrants attached	—	—	—
Redeemable preferred	—	—	—
All other corporate bonds	—	—	—
Residential mortgage-backed securities	—	—	—
Commercial mortgage-backed securities	8,117.0	8,049.0	8,049.0
Collaterialized debt obligations	—	—	—
Other debt obligations	—	—	—
Total fixed maturities, available for sale	94,057.8	95,512.2	95,512.2

Fixed maturities, trading	—	—	—

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	—	—	—
Public utilities	—	—	—
Industrial, miscellaneous and all other	—	—	—
Non-redeemable preferred stock	—	—	—
Total equity securities, available-for-sale	—	—	—

Equity securities, trading	—	—	—

Mortgage loans	—	—	—

Real estate, net:
Real estate acquired in satisfaction of debt	—	XXXX	—
Other real estate	—	XXXX	—

Policy loans	9,990.2	XXXX	9,990.2
Other investments	—	XXXX	—

Total investments	$ 104,048.0	XXXX	$ 105,502.4

Principal National Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2015, 2014 and 2013 and for each of the years then ended

							Amortization
		Future	Contractholder			Benefits,	of Deferred
	Deferred	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
	(in thousands)
December 31, 2015
U.S. Insurance Solutions	—	597,916.9	1,567,857.9	5.2	—	55.4	—	2,756.4
Corporate	—	—	—	—	3,163.9	—	—	339.0
Principal National Life Insurance Company	—	597,916.9	1,567,857.9	5.2	3,163.9	55.4	—	3,095.4

Check (s/b zero)	—	—	—	—	—	—	—	—

December 31, 2014
U.S. Insurance Solutions	—	441,272.2	1,401,497.7	7.1	—	(34.6)	—	2,468.5
Corporate	—	—	—	—	2,846.2	—	—	453.8
Principal National Life Insurance Company	—	441,272.2	1,401,497.7	7.1	2,846.2	(34.6)	—	2,922.3

Check (s/b zero)	—	—	—	—	—	—	—	—

December 31, 2013
U.S. Insurance Solutions	—	267,472.2	1,211,283.8	7.0	(0.9)	34.6	—	2,436.5
Corporate	—	—	—	—	1,554.9	—	—	389.3
Principal National Life Insurance Company	—	267,472.2	1,211,283.8	7.0	1,554.0	34.6	—	2,825.8

Principal National Life Insurance Company
Schedule IV - Reinsurance
As of December 31, 2015, 2014 and 2013 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net
	(in thousands)
December 31, 2015
Life insurance inforce	138,064,992.0	138,063,012.0	1,979.7	3,959.7	50.0%

Premiums:
Life insurance	181,297.4	181,297.4	5.2	5.2	100.0%
Total	181,297.4	181,297.4	5.2	5.2	100.0%

December 31, 2014
Life insurance inforce	110,472,930.0	110,470,613.0	2,317.8	4,634.8	50.0%

Premiums:
Life insurance	141,861.6	141,861.6	7.1	7.1	100.0%
Total	141,861.6	141,861.6	7.1	7.1	100.0%

December 31, 2013
Life insurance inforce	78,094,223.0	78,091,765.0	2,457.3	4,915.3	50.0%

Premiums:
Life insurance	99,549.1	99,549.1	7.0	7.0	100.0%
Total	99,549.1	99,549.1	7.0	7.0	100.0%